UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007 (March 18, 2007)

TODCO

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31983	76-0544217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway Suite 800 Houston, Texas	77042-3615
(Address of Principal Executive Offices)	(Zip Code)

(713) 278-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

We entered into a merger agreement (as amended and restated effective as of March 18, 2007, the “Merger Agreement”), with Hercules Offshore, Inc., a Delaware corporation (“Hercules”), and THE Hercules Offshore Drilling Company LLC, a Delaware limited liability company and a direct and wholly-owned subsidiary of Hercules (“Merger Sub”). Under the terms of the Merger Agreement, which was unanimously approved by our Board of Directors and the Board of Directors of Hercules, we will merge with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”).

Under the terms of the Merger Agreement, the aggregate consideration to be paid to our stockholders in connection with the Merger is fixed at approximately $930.7 million in cash and approximately 56.9 million shares of Hercules common stock (subject in each case to adjustment in the event that any shares of our common stock are issued after the execution of the Merger Agreement in accordance with its terms as a result of the exercise of outstanding options, the award of shares under outstanding deferred performance units and certain other limited circumstances). On a per share basis, the merger consideration will be equivalent to 0.979 shares of Hercules common stock and $16 in cash for each share of our common stock. Our stockholders may elect to receive either cash or shares of Hercules common stock in exchange for each of their shares of our common stock, subject to equalization so that each share of our common stock receives consideration representing equal value and proration if either the cash or stock election is oversubscribed.

The Merger Agreement contains customary representations and warranties and covenants by each of the parties. Completion of the Merger is conditioned upon, among other things: (1) approval by Hercules’ stockholders of its issuance of additional shares of Hercules common stock, (2) approval and adoption of the Merger Agreement by our stockholders, (3) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the effectiveness of a registration statement on Form S-4 that will be filed by Hercules for the issuance of its common stock in the Merger and the approval of the listing of these shares on the NASDAQ Global Select Market, and (5) the absence of legal impediments prohibiting the transactions. In addition, Hercules’ obligation to complete the Merger is subject to a 5% limitation on the percentage of our stockholders who dissent to the transaction and exercise appraisal rights for their shares of our common stock.

The Merger Agreement contains provisions granting both us and Hercules rights to terminate the Merger Agreement for certain reasons, including, among others, (1) if the Merger is not completed by December 31, 2007, (2) if our stockholders fail to approve the Merger Agreement and the transactions contemplated by it, or in the case of Hercules, if their stockholders do not approve the issuance of additional shares of Hercules common stock contemplated by the Merger or (3) if the other party enters into an alternative transaction. In the event of a termination of the Merger Agreement under certain circumstances, Hercules may be required to pay us a termination fee of $30 million, or we may be required to pay Hercules a termination fee of $70 million. Any expense reimbursement that is paid would reduce by an equivalent amount any termination fee that is owed.

In connection with our entry into the Merger Agreement, we also entered into an amendment to our credit agreement (“Amendment No. 1 to Credit Agreement”) to change, among other things, sections to provide that our entry into the Merger Agreement would not cause a default under the terms of the credit agreement.

The Merger Agreement and Amendment No. 1 to Credit Agreement are filed as Exhibits 2.1 and 99.1 to this Current Report. The foregoing description of the Merger, the Merger Agreement and Amendment No. 1 to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to Credit Agreement which are filed as an exhibits hereto, and are incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

In connection with the Merger and pursuant to the Merger Agreement, we entered into Amendment No. 1 to our Rights Agreement with the Bank of New York, a New York banking corporation (“Amendment No. 1 to the Rights Agreement”). Under the Amendment No. 1, the definitions of an “Acquiring Person” and “Beneficial Owner”, both as defined in the Rights Agreement, were amended to provide that Hercules, Merger Sub and their affiliates would not become an Acquiring Person or Beneficial Owner as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement. In addition, the definition of Triggering Event, as defined in the Rights Agreement, has been amended to provide that our entry into the Merger Agreement and the consummation of any transactions contemplated by the Merger Agreement will not be a Triggering Event.

Amendment No. 1 to the Rights Agreement is filed as Exhibit 4.1 to this Current Report. The foregoing description of Amendment No. 1 to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement which is filed as an exhibit hereto, and is incorporated herein by reference.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING

INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the TODCO, Hercules and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of the TODCO’s operations into Hercules will be greater than expected, the impact of competition and other risk factors included in the TODCO’s and Hercules’ reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. TODCO undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Hercules will file a Form S-4, TODCO will file a definitive proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (“SEC”). INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

In addition, the documents filed with the SEC by TODCO may be obtained free of charge from TODCO’s website at www.theoffshoredrillingcompany.com or by calling TODCO’s Investor Relations department at (713) 278-6000. The documents filed with the SEC by Hercules may be obtained free of charge from Hercules’ website at www.herculesoffshore.com or by calling Hercules’ Investor Relations at (713) 979-9300.

TODCO, Hercules and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TODOC’s stockholders in connection with the Merger. Information about the directors and executive officers of Hercules and their ownership of Hercules commons stock is set forth in the proxy statement for Hercules’ 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in the proxy statement for TODCO’s 2006 annual meeting, which was filed with the SEC on March 22, 2006. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

2.1	Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules Offshore, Inc., THE Hercules Offshore Drilling Company LLC and TODCO.

4.1	Amendment No. 1 to Rights Agreement, dated March 18, 2007 between TODCO and Bank of New York.

99.1	Amendment No. 1 to Credit Agreement among TODCO, Various Lenders and Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent dated March 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2007	TODCO

	By:	/s/ Michael P. Donaldson
Michael P. Donaldson,
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules Offshore, Inc., THE Hercules Offshore Drilling Company LLC and TODCO.

4.1	Amendment No. 1 to Rights Agreement, dated March 18, 2007 between TODCO and Bank of New York.

99.1	Amendment No. 1 to Credit Agreement among TODCO, Various Lenders and Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent dated March 18, 2007.